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                                                                     Exhibit 8.1

               [ON LETTERHEAD OF CASSELS BROCK & BLACKWELL LLP]

October 24, 2000


travelbyus.com ltd.
204-3237 King George Highway
South Surrey, British Columbia
V4P 1B7

Ladies and Gentlemen:

Re:  Aviation Group, Inc.
     Form S-4 Registration Statement
     -------------------------------

The commentary contained under the heading "Federal Income Tax Considerations Relating to the Arrangement - Canadian Federal Income Tax Considerations" contained in the Registration Statement on Form S-4 under the Securities Act of 1933 filed on or about October 24, 2000, as amended represents our legal opinion as to the Canadian Federal income tax considerations relating to the Arrangement insofar as such commentary relates to statements of law or legal conclusions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name in connection therewith.

Yours truly,

/s/  Cassels Brock & Blackwell LLP

CASSELS BROCK & BLACKWELL LLP